Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of September 11, 2023, is entered into by and between APTORUM GROUP LIMITED., a Cayman Islands exempt company (“Company”), and the undersigned herein (“Investors”).

A. Company and Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investors desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Convertible Promissory note, in the form attached hereto as Exhibit A, in the original principal amount of $3,000,000 (the “Note”), convertible into Class A ordinary shares, par value $0.00001 per share, of Company (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Note.

C. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. For purposes of this Agreement: “Conversion Shares” means all Ordinary Shares issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investors hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investors and Investors shall purchase from Company the Note. In consideration thereof, Investors shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investors shall either wire the Purchase Price in immediately available funds to a bank account designated by Company, or to another account designated by the Company to settle certain the Company or its subsidiaries loan(s) designated by the Company or the delivery of any outstanding loan held against the Company or its subsidiaries, against delivery of the Note.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be no later than five trading days after the date of this Agreement (the “Closing Date”), or another mutually agreed upon date. The Closing shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hunter Taubman Fischer & Li LLC at 950 Third Ave., Floor 19, New York, NY 10022.

1.4. Collateral for the Securities. The Note shall be secured by 622,600 Alzheon’s series B preferred stock held by the Company or its subsidiaries.

1.5. Purchase Price. The purchase price shall be equal to US Dollars $3,000,000 (the “Purchase Price”)

2. Investors’ Representations and Warranties. Each of the Investors separately and jointly represents and warrants to Company that as of the Closing Date:

2.1. This Agreement has been duly and validly authorized.

2.2. This Agreement constitutes a valid and binding agreement of Investors enforceable in accordance with its terms.

2.3. Status of Investor. Each Investor is either an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act or a “non-U.S.” person as defined in Regulation S of the 1933 Act (“Regulation S”), and further makes the representations and warranties to the Company set forth on Exhibit C. Such Investor is not required to be registered as a broker-dealer under Section 15 of the 1934 Act (as defined below) and such Investor is not a broker-dealer, nor an affiliate of a broker-dealer.

2.4. Reliance on Exemptions. Each Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth herein in order to determine the availability of such exemptions and the eligibility of the Investors to acquire the Securities.

2.5. Transfer or Re-sale. Each Investor understands that the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (i) the Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) the Purchaser shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company, (iii) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2.5 and who is a non-US person, (iv) the Securities are sold pursuant to Rule 144, or (v) the Securities are sold pursuant to Regulation S (or a successor rule). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

2.6. Organization. Such Each of the Investors is either an individual or an entity, corporate, partnership, limited liability company, duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

2.7. Authority. Each of the Investors has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Investor or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Investor and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

2.8. Purchase Entirely for Own Account. This Agreement is made with each of the Investors in reliance upon each of the Investors’ representation to the Company, which by each of the Investors’ execution of this Agreement, each of the Investors hereby confirms that the Securities to be acquired by each of the Investors will be acquired for investment for each of the Investors’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that each of the Investors has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each of the Investors further represents that each of the Investors does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

2.9. Experience of each of the Investors. Each of the Investors, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

2.10. Ability to Bear Risk. Each of the Investors understands and agrees that purchase of the Securities is a high-risk investment and each of the Investors is able to afford and bear an investment in a speculative venture having the risks and objectives of the Company, including a risk of total loss of such investment. Each of the Investors must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration(s) are available. Each of the Investors represents that it is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

2.11. Disclosure of Information. Each of the Investors has been given access to full and complete information regarding the Company and has utilized such access to each of the Investors’ satisfaction for the purpose of obtaining such information regarding the Company as each of the Investors has reasonably requested. In particular, each of the Investors: (i) has received and thoroughly read and evaluated all the disclosures contained in this Agreement; and (ii) has been given a reasonable opportunity to review such documents as each of the Investors has requested and to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Securities and the business and affairs of the Company and to obtain any additional information concerning the Company’s business to the extent reasonably available so as to understand more fully the nature of this investment and to verify the accuracy of the information supplied. Each of the Investors is satisfied that it has received adequate information with respect to all matters which he/she/it considers material to its decision to make this investment.

2.12. No other documents. In evaluating the suitability of an investment in the Company, each of the Investors has not relied upon any representation or other information (oral or written) other than as stated in this Agreement.

2.13. Use of Purchase Price. Each of the Investors understands, acknowledges and agrees that management of the Company shall have sole and absolute discretion concerning the use of the Purchase Price as well as the timing of its expenditures and that the Purchase Price may be used to settle outstanding loans of the Company or its subsidiaries.

2.14. Restricted Securities. Each of the Investors understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each of the Investors’ representations as expressed herein. Each of the Investors understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each of the Investors must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except as otherwise provided herein, each of the Investors acknowledges that the Company has no obligation to register or qualify the Securities. Each of the Investors further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of Each of the Investors’ control, and which the Company is under no obligation and may not be able to satisfy.

2.15. No General Solicitation. Each of the Investors is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2.16. Exculpation Among Each of the Investors. Each of the Investors acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each of the Investors agrees that each of the Investors is not liable to any other each of the Investors participated in this Offering for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

2.17. Each of the Investors has been independently advised as to the restrictions with respect to trading the Securities and with respect to the resale restrictions imposed by applicable securities laws, confirms that no representation has been made to it by or on behalf of the Company with respect thereto, acknowledges the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restriction period and compliance with the other requirements of applicable law, that the each of the Investors (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and each of the Investors is solely responsible (and neither the Company is not in any way responsible) for compliance with applicable resale restrictions and each of the Investors is aware that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities laws, and it agrees that any certificates representing the Securities may bear a legend indicating that the resale of such securities is restricted;

2.18. Each of the Investors is aware that the Company is a “reporting company” (as such term is used in 1934 Act, as amended) in the U.S.;

2.19. The Company may complete additional financings, including project financing, in the future in order to develop the business of the Company and to fund its ongoing development; there is no assurance that such financings or project financings will be available and, if available, on reasonable terms; failure to obtain sufficient additional funds by way of debt or equity financings or through joint ventures will prevent the continued development of the business of the Company and any such future financings may have a dilutive effect on current security holders;

2.20. Each of the Investors understands that the purchase of the Securities is a highly speculative investment and that an investment in the Securities is suitable only for sophisticated investors and requires the financial ability and willingness to accept the possibility of the loss of all or substantially all of such investment as well as the risks and lack of liquidity inherent in an investment in the Company;

2.21. Confidential Information. Each of the Investors agrees that such Investors and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Investors may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Investors pursuant to this Agreement, unless such information is (i) known to the public through no fault of such Investors or his or its employees or representatives; (ii) becomes part of the public domain other than by a breach of this Agreement; (iii) becomes known by the action of a third party not in breach of a duty of confidence; or (iv) is required to be disclosed to a third party pursuant to any applicable law, government resolution, or decision of any court or tribunal of competent jurisdiction; provided, however, that an Investor may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Investor in connection with such Investors’ investment in the Company, (ii) to any prospective permitted transferee of the Securities, or (iii) to any general partner or affiliate of such Investor, so long as the prospective transferee agrees to be bound by the provisions of this Section 2.21.

2.22. No Advertisements or Direct Selling Effort. Each of the Investors is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. Each of the Investors has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that each of the Investors may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

2.23. General. Each of the Investors understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares.

3. Company’s Representations and Warranties. The Company represents and warrants to Investors that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Ordinary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s memorandum and articles of association, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Ordinary Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investors or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) neither Investors nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investors or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, Company will at all times comply with the following covenants: (i) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (ii) the Ordinary Shares shall be listed or quoted for trading on NYSE or Nasdaq; (iii) trading in Company’s Ordinary Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investors at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investors shall have executed this Agreement and delivered the same to Company.

5.2. Investors shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investors’ Obligation to Purchase. The obligation of Investors hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investors’ sole benefit and may be waived by Investors at any time in its sole discretion:

6.1. Company shall have executed this Agreement, and the Note and delivered the same to Investors.

6.2. Company shall have delivered to Investors a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit B evidencing Company’s approval of the Transaction Documents.

In the event any of the conditions in Sections 5 and 6 is not satisfied or waived by the Closing Date, the Agreement will be cancelled and deemed void ab initio.

7. Reservation of Shares. On the date hereof, Company will reserve 1,239,670 Ordinary Shares from its authorized and unissued Ordinary Shares to provide for all issuances of Ordinary Shares under the Note (the “Share Reserve”). Company shall further require the Transfer Agent to hold the Ordinary Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investors and to issue such shares to Investors promptly upon Investors’ delivery of a Redemption Notice under the Note.

8. OFAC; Patriot Act.

8.1. OFAC Certification. Company certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated Nation”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Company is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

8.2. Foreign Corrupt Practices. Neither Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Company or any subsidiary has, in the course of his actions for, or on behalf of, Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

8.3. Patriot Act. Company shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Investors from making any advance or extension of credit to Company or from otherwise conducting business with Company, or (ii) fail to provide documentary and other evidence of Company’s identity as may be requested by Investors at any time to enable Investors to verify Company’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Company shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Investors’ request from time to time, Company shall certify in writing to Investors that Company’s representations, warranties and obligations under this Section 8.3 remain true and correct and have not been breached. Company shall immediately notify Investors in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Company has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Company shall comply with all requirements of law and directives of governmental authorities and, at Investors’ request, provide to Investors copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Company shall also reimburse Investors any expense incurred by Investors in evaluating the effect of such an event on the loan secured hereby, in obtaining any necessary license from governmental authorities as may be necessary for Investors to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Investors as the result of the existence of such an event and for any penalties or fines imposed upon Investors as a result thereof.

9. Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 9 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

9.1. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

9.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

9.4. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.5. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investors makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investors, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investors, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

9.6. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

9.7. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the fifth (5th) Trading Day after deposit, postage prepaid, with an international courier, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

APTORUM GROUP LIMITED

Attn: Darren Lui

17 Hanover Square, London

W1S 1BN, United Kingdom

Email:

With a copy to (which copy shall not constitute notice):

Hunter Taubman Fischer & Li LLC

Attn:

Louis Taubman, Esq.

950 Third Ave., Floor 19

New York, NY 10022

Email:

If to Investors:

Jurchen Investment Corporation

Attn: Ian Huen

17/F, Guangdong Investment Tower

148 Connaught Road Central, Hong Kong

Email:

9.8. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investors hereunder may be assigned by Investors to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investors, and any such attempted assignment or delegation shall be null and void.

9.9. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investors. Company agrees to indemnify and hold harmless Investors and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

9.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the judge or arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investors otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investors for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

9.12. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

9.13. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

9.14. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

9.15. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investors or anyone else.

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IN WITNESS WHEREOF, the undersigned Investors and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTORS:

Jurchen Investment Corporation

By:	/s/ Ian Huen
Ian Huen, Director

COMPANY:

APTORUM GROUP LIMITED

By:	/s/ Darren Lui
Darren Lui, CEO

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

Issuance Date: September 11, 2023	U.S. $3,000,000

FOR VALUE RECEIVED, Aptorum Group Limited, a Cayman Islands exempt company (“Borrower”), promises to pay to Jurchen Investment Corporation or its successors or assigns (“Lender”), U.S.$3,000,000 and any interest, fees, charges, and late fees accrued hereunder (the “Outstanding Balance”) on the date that is twenty-four (24) months after the Issuance Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of six percent (6%) per annum from the Issuance Date until the same is paid in full. Upon the Maturity Date, the Lender has the right to extend the term of this Note for twelve (12) months or more or such term subject to mutual consent. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Convertible Promissory Note (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated September 11, 2023, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The purchase price for this Note shall be US Dollars $3,000,000 (the “Purchase Price”). The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment

1.1. Payment. All payments owing hereunder either at the Maturity Date, or at a Borrower Prepayment or Lender Prepayment Request (as defined below) shall be in lawful money of the United States of America, Lender Conversion Shares or Borrower Conversion Shares as applicable (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Borrower Prepayment. So long as no Event of Default (as defined below) has occurred, Borrower shall have the right, exercisable on not less than one (1) Trading Day prior written notice to Lender to prepay the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Lender Conversion Shares have not yet been delivered) of this Note, in part or in full, in accordance with this Section 1.2 (a “Borrower Prepayment”). Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address or through email and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than one (1) Trading Day from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. For the avoidance of doubt, Lender shall be entitled to exercise its Conversion (as defined below) rights until the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash, unless otherwise agreed by both parties, equal to the then Outstanding Balance of this Note being prepaid and accrued and unpaid interest payment (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is one (1) Trading Day from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such one (1) Trading Day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within five (5) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

1.3. Lender Prepayment Request. Upon Borrower’s disposal of all or a portion of the Collateral, Lender shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Borrower to request that the Borrower prepay the remaining Outstanding Balance of this Note, in part or in full, in accordance with this Section 1.3 and subject to satisfactory fulfilment of conditions stated in Section 2.2 below. A prepayment request notice (“Lender Prepayment Request Notice”) shall be delivered to Borrower at its registered address or through email and shall state: (i) that Lender is exercising its right to request that the Borrower prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Prepayment Request Notice. On the date fixed for prepayment, Borrower shall make payment in Borrower Conversion Shares (subject to Lender’s consent) or in cash as determined by the Lender of the remaining Outstanding Balance set forth in the Lender Prepayment Request Notice to or upon the order of Lender as may be specified by Lender in writing to Borrower.

2. Security.

2.1 Security. This Note is secured by a first priority lien and security interest on those certain 622,600 shares of Alzheon, Inc Series B preferred stock, as such shares may be adjusted from time to time for stock splits or consolidations, including any additional securities, property or other assets issued as a dividend or distribution on such shares, and including the underlying shares of common stock issuable upon conversion of such shares (the “Collateral”) held by the Borrower or its subsidiaries. Upon the occurrence of an Event of Default, Lender shall have all rights of a secured creditor with regard to the Collateral. Notwithstanding the foregoing, Borrower may sell or transfer all or a portion of the Collateral, subject to compliance with Section 2.2. In the event multiple Notes are issued to more than one Lender pursuant to the Securities Purchase Agreement, the Lenders’ right to the Collateral shall be allocated on a pro-rata basis based on each Lender’s percentage of investment relative to the other Lenders who are party to the Securities Purchase Agreement. Any security interests in the Collateral granted by the Borrower will rank junior to the interest granted to the Lenders who are party to the Securities Purchase Agreement.

2.2 Disposal of Collateral. Subject to the Lender’s written consent, if the Borrower intends to sell or transfer all or a portion of the Collateral before the Maturity Date, it shall provide written notice to the Lender within one (1) trading day in accordance with the “Notices” Section of the Securities Purchase Agreement, which details the proceeds to the Borrower resulting from such sale or transfer. Lender, upon written request to Borrower provided within five (5) Trading Days following receipt of notice from the Borrower, shall have the right to demand that Borrower use the proceeds from such sale or transfer of Collateral to prepay all or a portion of the remaining Outstanding Balance of this Note; provided, however, that the prepayment amount shall not exceed the proceeds to Borrower from the disposal of the Collateral.

3. Conversion.

3.1. Lender Conversion. Lender has the right at any time after the Issuance Date until the Outstanding Balance has been paid in full, at its election, to convert (“Lender Conversion”) all or any portion of the Outstanding Balance into fully paid and non-assessable unregistered Class A Ordinary Shares (“Lender Conversion Shares”), par value $0.00001 per share or such par value of the shares at that time (the “Ordinary Shares”), issued in reliance on the Regulation D and/or Regulation S exemption from registration requirements under the Securities Act of 1933, of Borrower as per the following conversion formula: the amount of the Note being converted (the “Conversion Amount”) divided by USD2.42 (“Conversion Price”). Conversion notices in the form attached hereto as Exhibit 1 (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Securities Purchase Agreement, and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 7 below.

3.2. Borrower Conversion. Borrower has the right at any time on or after the Maturity Date or pursuant to section 1.3 and the payment of all outstanding interest to convert all or any portion of the Outstanding Balance into fully paid and non-assessable unregistered Ordinary Shares (“Borrower Conversion Shares”), issued in reliance on the Regulation D and/or Regulation S exemption from registration requirements under the Securities Act of 1933, of Borrower as per the same conversion formula in Section 3.1 above. Conversion notices in the form attached hereto as Exhibit 2 (each, a “Borrower Conversion Notice”) may be effectively delivered to Lender by any method set forth in the “Notices” Section of the Securities Purchase Agreement.

3.3 Settlement Upon Maturity. At the Maturity Date, the Borrower shall repay in cash, or upon written consent of the Lender, the Borrower may repay all or a portion of the then Outstanding Balance in Borrower Conversion Shares at the Conversion Price.

3.4. Adjustments. The Conversion Price shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period that this Note remains outstanding.

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to deliver any Conversion Shares (as defined below) in accordance with the terms hereof; (b) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (e) an involuntary bankruptcy proceeding is commenced or filed against Borrower; or (f) Borrower fails to observe or perform any covenant set forth in Section 4 of the Securities Purchase Agreement.

4.2. [Reserved]

4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within ten (10) Trading Days following the date of such written notice. If Borrower fails to cure the Trigger Event within the required ten (10) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses 4.1(c) – 4.1(f), an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash, without any written notice required by Lender for the Trigger Event to become an Event of Default. For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Note is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note. In the event a “Change of Control” is contemplated with regard to the Borrower, Borrower shall be obligated to secure the written acknowledgement of Borrower’s obligations hereunder by any successor(s) prior to completion of such Change of Control. “Change of Control” shall mean a transaction or series of transactions in which the majority voting power of the Borrower is no longer held by the shareholder(s) that currently hold such voting power and/or a transaction or series of transactions where the Borrower disposes of all or substantially all of its assets to a third party(ies).

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice or Borrower Conversion Notice, as applicable (the “Delivery Date”), Borrower shall deliver to Lender (as designated in the Lender Conversion Notice), via reputable overnight courier, a certificate (or such equivalent proof electronically) representing the number of Ordinary Shares equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

8. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

9. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Securities Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

10. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

11. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

12. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

13. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Securities Purchase Agreement titled “Notices.”

14. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Aptorum Group Limited

By:	/s/ Darren Lui
Darren Lui, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Jurchen Investment Corporation

By:	/s/ Ian Huen
Ian Huen, Director

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Ordinary Shares on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Ordinary Shares prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Ordinary Shares, the last closing bid price or last trade price, respectively, of the Ordinary Shares on the principal securities exchange or trading market where the Ordinary Shares is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Ordinary Shares in the over-the-counter market on the electronic bulletin board for the Ordinary Shares as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Ordinary Shares by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Ordinary Shares as reported by Nasdaq and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Ordinary Shares on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Ordinary Shares on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “Conversion” means a Lender Conversion or Borrower Conversion under Section 3.

A3. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand.

A4. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A5. “Issuance Date” means the date the Purchase Price is delivered by Lender to Borrower.

A6. “Trading Day” means any day on which Borrower’s principal market is open for trading.

A7. “Trigger Event” means any Trigger Event occurring under Sections 4.1(a) – 4.1(f).

[Remainder of page intentionally left blank]

Attachment 1 to Convertible Promissory Note, Page 1

EXHIBIT 1

[INVESTOR LETTERHEAD]

Aptorum Group Limited	Date:________________

Attn: Darren Lui

17 Hanover Square, London

W1S 1BN, United Kingdom

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Aptorum Group Limited, a Cayman Islands exempt company (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on __________, 2023 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable unregistered Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Lender Conversion #: ____________

C.	Conversion Amount: ____________

D.	Conversion Price: _______________

E.	Lender Conversion Shares: _______________ (C divided by D)

F.	Remaining Outstanding Balance of Note: ____________*

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Securities Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

Lender Conversion Shares shall be delivered in book entry format to Lender after receipt of this Lender Conversion Notice to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page Follows]

Exhibit 1 to Convertible Promissory Note, Page 1

Sincerely,

Lender:

By:

Exhibit 1 to Convertible Promissory Note, Page 2

EXHIBIT 2

[COMPANY LETTERHEAD]

[INVESTOR]	Date:_________________

BORROWER CONVERSION NOTICE

The above-captioned Borrower hereby gives notice to [Investor] (the “Lender”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on _________, 2023 (the “Note”), that Borrower elects to convert the portion of the Note balance set forth below into fully paid and non-assessable unregistered Ordinary Shares of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Borrower Conversion Notice and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________

B.	Borrower Conversion #: ____________

C.	Conversion Amount: ____________

D.	Conversion Price: _______________

E.	Borrower Conversion Shares: _______________ (C divided by D)

F.	Remaining Outstanding Balance of Note: ____________*

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Securities Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

Borrower Conversion Shares shall be delivered in book entry format to Lender after receipt of this Borrower Conversion Notice to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page Follows]

Sincerely,

Borrower:

By:

EXHIBIT B

Officer’s Certificate

This Officer’s Certificate (this “Certificate”) is executed and delivered in connection with Section 6.2 of the Securities Purchase Agreement (the “Agreement”), dated September _______, 2023, and entered into between Aptorum Group Limited (the “Company”) and Jurchen Investment Corporation (“Jurchen”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies that the board of director and the audit committee of the Company approved the Agreement and Convertible Promissory Notes entered with Jurchen (collectively the “Transaction Documents”).

[Signature Page Follows]

The undersigned have executed this Officer’s Certificate as of the date first written above.

APTORUM GROUP LIMITED

By:
	Name:	Darren Lui
	Title	Chief Executive Officer

EXHIBIT C

NON U.S. PERSON REPRESENTATIONS

The Investor indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Securities for such Investor’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is six months thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Securities.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

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